As filed with the Securities and Exchange Commission on February 9, 2006

Registration No. 333-124139

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0181725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Innospec Manufacturing Park, Ellesmere Port, Cheshire, United Kingdom	CH65 4HF
(Address of Principal Executive Offices)	(Zip Code)

Octel Corp. Performance Related Stock Option Plan

Octel Corp. Company Share Option Plan

Octel Corp. Non-Employee Directors’ Stock Option Plan

Octel Corp. Savings Related Share Option Scheme

2004 Octel Corp. Non Employee Directors’ Plan

2004 Octel Corp. Executive Co-Investment Plan

Innospec Inc.

200 Executive Drive

Newark, Delaware 19702

U.S.A.

Telephone Number: (302) 454-8100 (US)

011-44-151-348-5825 (UK)

Copy to:

David Patrick Eich

Kirkland & Ellis International LLP

Tower 42

25 Old Broad Street

London EC2N 1HQ

United Kingdom

+44 20 7816 8700

EXPLANATORY NOTE

The Registrant is filing this Post-Effective Amendment No. 1 (“Amendment No.1”) to Form S-8 Registration Statement as an amendment to the Registration Form S-8 Registration Statement (No. 333-124139) originally filed on April 18, 2005 (“Original Filing”), for the purpose of modifying Item 8 of Part II and the Exhibit Index referenced therein. All other items of the Form S-8 Registration Statement remain unchanged. This Form S-8 Registration Statement incorporates by reference the Original Filing. Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.

In particular, Exhibit 15.1 has been deleted from the Exhibit Index. The listing of Exhibit 15.1 was a result of a clerical error and the exhibit, which was never filed, should not have been listed in the Original Filing. In addition, the document filed as Exhibit 23.1 to the Original Filing was filed in error without the consent or authorization of the Registrant’s Independent Registered Public Accounting Firm and no reliance should be placed upon it. The consent being filed herein as Exhibit 23.1 is the final executed consent of PricewaterhouseCoopers dated as of February 8, 2006. The Exhibit 23.1 filed herein supersedes and replaces Exhibit 23.1 filed with the original filing. In addition, Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 now appear as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively. Exhibits 4.7 and 4.8 appear as Exhibits 3.1 and 3.2 respectively.

An Exhibit Index, amended to reflect the changes described above, is located at page 6 below.

Part II

Information Required in the Registration Statement

Item 8 Exhibits.

An Exhibit Index is located at page 5.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, England, on February 9, 2006.

Innospec Inc.

By:	/s/ Andrew Hartley

Title:	General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 9, 2006.

Signature	Title

/s/ Paul W. Jennings	President and Chief Executive Officer

/s/ James Lawler	Chief Financial Officer (Principal Financial Officer)

/s/ Neale Perrins	Controller (Principal Accounting Officer)

/s/ James Puckridge	Director

/s/ Benito Fiore	Director

/s/ Robert Bew	Director

/s/ Martin Hale	Director

/s/ Charles Hale	Director

/s/ Samuel Haubold	Director

/s/ Hugh Aldous	Director

EXHIBIT INDEX

Exhibit Number		Description
3.1		Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s General Form for Registration of Securities on Form 10 (Amendment No. 1) filed on April 21, 1998 (File No. 001-13879).

3.2		Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed on March 31, 2005 (File No. 001-13879).

5.1		Opinion of counsel with respect to the legality of the securities being registered is not required as the shares being registered are not original issuance securities.

10.1	(*)	Rules of the Octel Corp. Company Share Option Plan, as amended.

10.2	(*)	Rules of the Octel Corp. Savings Related Share Option Scheme, as amended.

10.3		Rules of the Octel Corp. Non-Employee Directors’ Stock Option Plan, incorporated by reference to Appendix F of the Registrant’s Proxy Statement on Schedule 14A filed on March 15, 2004 (File No. 001-13879).

10.4		Rules of the Octel Corp. Performance Related Stock Option Plan, incorporated by reference to Appendix D of the Registrant’s Proxy Statement on Schedule 14A filed on March 15, 2004 (File No. 001-13879).

10.5		Rules of the 2004 Octel Corp. Executive Co-Investment Stock Plan, incorporated by reference to Appendix C of the Registrant’s Proxy Statement on Schedule 14A filed on March 15, 2004 (File No. 001-13879).

10.6		Rules of the 2004 Octel Corp. Non Employee Directors’ Stock Plan, incorporated by reference to Appendix B of the Registrant’s Proxy Statement on Schedule 14A filed on March 15, 2004 (File No. 001-13879).

23.1	(+)	Consent of PricewaterhouseCoopers with respect to the financial statements of the Registrant for the fiscal year ended December 31, 2004.

*	Previously filed with Original Filing.
+	Provided herewith.